UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  October 7, 2003

MAIN STREET AND MAIN INCORPORATED

(Exact name of registrant as specified in its charter)

Commission File Number: 000-18668

DELAWARE	11-2948370
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5050 N. 40TH STREET, SUITE 200, PHOENIX, ARIZONA 85018

(Address of principal executive offices)

(602) 852-9000
(Registrant’s telephone number, including area code)

ITEM 4.          CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a)                      On October 7, 2003, Main Street and Main Incorporated (the “Company”) engaged the accounting firm of Mayer Hoffman McCann P.C. as its new independent public accountants and dismissed KPMG LLP.  The decision to change the Company’s accounting firm was recommended and approved by the Company’s Audit Committee of the Board of Directors and approved by the Company’s Board of Directors.

(b)                     In connection with the audits of the two most recent fiscal years ended December 31, 2001 and December 30, 2002 and the subsequent interim periods through and including the termination date of October 7, 2003, there were no disagreements between the Company and KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, accounting scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or any reportable events.

(c)                      The audit reports of KPMG LLP on the financial statements of the Company for the past two fiscal years ended December 31, 2001 and December 30, 2002, contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report dated March 4, 2003 on the 2002 consolidated financial statements was modified to indicate that the Company had adopted the provisions of Statement of Financial Accounting Standards No. 142.

(d)                     The Company has not consulted with Mayer Hoffman McCann during the last two fiscal years ended December 31, 2001 and December 30, 2002 or during the subsequent interim periods, through and including the termination date of October 7, 2003, on either the application of accounting principles or type of opinion Mayer Hoffman McCann might issue on the Company’s financial statements.

(e)                      The Company has requested KPMG to furnish a letter addressed to the Securities and Exchange Commission (“SEC”) stating whether KPMG agrees with the above statements made by the Company.  A copy of this letter addressed to the SEC, dated October 13,  2003, was sent to the SEC and is filed as Exhibit 16 to this Form 8-K.

ITEM 7.          EXHIBITS

Exhibit 16 – Letter of KPMG regarding the change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Main Street and Main Incorporated

Dated: October 13, 2003	/s/ Bart A. Brown Jr.
Bart A. Brown Jr.
Chief Executive Officer

Dated: October 13, 2003	/s/ Michael Garnreiter
Michael Garnreiter Executive Vice President and Chief Financial Officer